Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Watermark Lodging Trust, Inc. of our report dated June 26, 2020 relating to the financial statements of Carey Watermark Investors Incorporated, which appears in Watermark Lodging Trust, Inc.'s Current Report on Form 8-K/A dated June 26, 2020.

/s/ PricewaterhouseCoopers LLP
New York, NY
November 24, 2020